                                                                    EXHIBIT 99.4

                     FORM OF ELECTION/LETTER OF TRANSMITTAL

              FOR USE BY SHAREHOLDERS OF SYLVESTER BANKING COMPANY

     In connection with the merger of Sylvester Banking Company ("SYLVESTER") with and into Southwest Georgia Bank, you may indicate your preference for receiving Southwest Georgia Financial Corporation ("Southwest Georgia") common stock, cash or a combination of both for your shares of Sylvester common stock in this Form of Election/Letter of Transmittal.

     The appropriate elections must be made in Box A on this Form of Election/Letter of Transmittal in order to elect stock consideration or cash consideration with respect to each share of Sylvester common stock represented by the certificates surrendered herewith.

     Because of the limitations on the amount of stock consideration and cash consideration to be issued in the merger, you may not receive the form of merger consideration you elect. If the elections result in an over subscription of either, each holder so electing will receive stock or cash for a reduced number of shares so that the total number of shares exchanged for stock does not exceed 5,553 or cash does not exceed 4,224 based on the ratio of shares elected to be exchanged for stock or cash by that shareholder to the total number of shares elected to be exchanged for stock or cash by all Sylvester shareholders. In lieu of a fractional share, a cash payment, without interest, will be paid for any fractional interest in Southwest Georgia common stock. ALL DECISIONS BY THE EXCHANGE AGENT WITH RESPECT TO SUCH PROCEDURES SHALL BE FINAL AND BINDING.

     In order to receive the merger consideration, (1) this Form of Election/Letter of Transmittal must be completed and signed in the space provided, (2) the Substitute Form W-9 must be completed and signed in the space provided, and (3) this Form of Election/Letter of Transmittal must be mailed or delivered with your certificates or any necessary affidavit and indemnification for a lost share certificate or guarantee of delivery of a share certificate) to the Exchange Agent at either of the addresses set forth above. In order to properly make a stock election or cash election, these actions must be taken in a timely fashion such that this Form of Election/Letter of Transmittal is received by the Exchange Agent by _______ __, 2004 (the "Election Deadline").

     If you fail to submit this Form of Election/Letter of Transmittal by the Election Deadline, or if you fail to enclose your Sylvester stock certificates (or any necessary affidavit and indemnification for a lost share certificate or guarantee of delivery of a share certificate) with this Form of Election/Letter of Transmittal, you will be treated as though you expressed a preference for 100% cash consideration and you will receive cash consideration, subject to the limitations described above.

     PLEASE READ THE FORM OF ELECTION/LETTER OF TRANSMITTAL INSTRUCTIONS CAREFULLY BEFORE COMPLETING THIS FORM OF ELECTION/LETTER OF TRANSMITTAL.

     The Exchange Agent is:

     Southwest Georgia Bank
     201 First Street, S.E.
     Moultrie, Georgia 31768

     For information, call George R. Kirkland at (229) 873-3830.

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
                                                 FORM OF ELECTION

                                          (SEE INSTRUCTIONS 8, 9 AND 10)

-----------------------------------------------------------------------------------------------------------------
                                                       BOX A
                              ELECTIONS AND DESCRIPTION OF _________ SHARES ENCLOSED
                                       Attach additional sheets if necessary
-----------------------------------------------------------------------------------------------------------------
                                                                                   Number of Shares Elected to
                                                                                   be Exchanged for
------------------------------------------------------- ----------- ------------- --------------- ---------------
                                                                       Number of
                                                                          Shares
Name and Address of Registered Holder                                Represented
(If blank, please fill in exactly as name appears on    Certificate       by           Stock           Cash
certificates)                                              Number    Certificate   Consideration   Consideration
------------------------------------------------------- ----------- ------------- --------------- ---------------


                                                        ----------- ------------- --------------- ---------------


                                                        ----------- ------------- --------------- ---------------


                                                        ----------- ------------- --------------- ---------------


                                                        ----------- ------------- --------------- ---------------


                                                        ----------- ------------- --------------- ---------------


                                                        ----------- ------------- --------------- ---------------


------------------------------------------------------------------- ------------- --------------- ---------------

                                 Total Number of Shares:

------------------------------------------------------------------- ------------- --------------- ---------------

_____    Check here if the above elections represent a revocation of any earlier elections.
_____    Check here if any of your certificates have been lost, stolen or destroyed and indicate the number of shares represented thereby:
                                     -----------------------------------

         Nominee record holders, which include a nominee, trustee or any other person that holds shares in any capacity whatsoever on behalf of another person or entity, are directed to Instruction 14.

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
-------------------------------------------------------- ------------------------------------------------------------
                          BOX B
              SPECIAL ISSUANCE AND PAYMENT                                          BOX C
                      INSTRUCTIONS                                      SPECIAL DELIVERY INSTRUCTIONS
         (See General Instructions 8, 9 and 10)                          (See General Instruction 9)
-------------------------------------------------------- ------------------------------------------------------------

To be completed ONLY if the certificates for shares of    To be completed ONLY if the certificates for shares of
Southwest Georgia common stock representing Stock         Southwest Georgia common stock representing Stock
Consideration and/or the check representing Cash          Consideration and/or the check representing Cash
Consideration or cash in lieu of fractional shares, as    Consideration or cash in lieu of fractional shares, as
the case may be, is to be issued in the name of someone   the case may be, is to be sent to someone other than the
other than the name on the stock certificate.   NOTE:     name on the stock certificate or to the person listed on
THE PERSON NAMED IN THESE SPECIAL ISSUANCE AND PAYMENT    the stock certificate at an address other than that
INSTRUCTIONS MUST BE THE PERSON WHO COMPLETES THE         shown above in Box A.
SUBSTITUTE FORM W-9.


Issue the certificate representing the Stock Mail the certificate representing
Stock Consideration Consideration and/or the check representing the Cash and/or the check representing the Cash Consideration Consideration or cash in lieu of fractional shares to: or cash in lieu of fractional shares to:


Name                                                      Name

------------------------------------------------------    ------------------------------------------------------
                   (Please Print)                                              (Please Print)


Address                                                   Address

------------------------------------------------------    ------------------------------------------------------
                                           (Zip Code)                                                (Zip Code)


______________________________________________________ [ ] Check this box if this is a permanent change of (Taxpayer Identification Number or Social
 Security address.
                        Number)

             (See Substitute Form W-9 Below)


-------------------------------------------------------- ------------------------------------------------------------

                                  INSTRUCTIONS

     This Form of Election/Letter of Transmittal or a copy of it, is to be properly completed and submitted to the Exchange Agent by the Election Deadline if you desire to make a stock election or a cash election.

     YOU MUST MAKE THE APPROPRIATE ELECTIONS IN BOX A OF THE FORM OF ELECTION/LETTER OF TRANSMITTAL TO MAKE AN EFFECTIVE STOCK ELECTION OR CASH ELECTION.

     Your election is subject to certain terms, conditions and limitations that have been set out in the merger agreement and the proxy statement/prospectus that accompanied this Form of Election/Letter of Transmittal. The merger agreement is included as Appendix A to the proxy statement/prospectus. Additional copies of the proxy statement/prospectus may be requested from Southwest Georgia at 201 First Street, S.E., Moultrie, Georgia 31768. The filing of this Form of Election/Letter of Transmittal with the Exchange Agent is acknowledgment of the receipt of the proxy statement/prospectus.

     1. ELECTION GENERALLY. Each Sylvester shareholder of record is entitled to make a stock election or a cash election, provided the Form of Election for any holder making such elections is properly completed and received by the Exchange Agent prior to the Election Deadline. All Sylvester shareholders of record must complete Box A of the Form of Election/Letter of Transmittal, in order to receive the desired merger consideration. YOUR STOCK CERTIFICATES REPRESENTING ALL SHARES OF COMMON STOCK OF SYLVESTER THAT YOU OWN SHOULD BE INCLUDED WITH THIS FORM OF ELECTION/LETTER OF TRANSMITTAL. All shareholders should see "Important Tax Information" included herewith for important tax consequences of various elections.

     2. ELECTION DEADLINE. For any stock election or cash election contained herein to be considered, this Form of Election/Letter of Transmittal, properly completed, must be received by the Exchange Agent, at the address set forth on the cover letter with this Form of Election/Letter of Transmittal, no later than _______ __, 2004.

     3. REVOKING OR CHANGING FORM OF ELECTION/LETTER OF TRANSMITTAL. Elections may be revoked or amended, but only by written notice received by the Exchange Agent prior to the Election Deadline. Any certificates representing shares of Sylvester common stock that have been submitted to the Exchange Agent in connection with an election shall be returned without charge to the record holder in the event such holder's election is revoked and the holder requests in writing the return of the certificates.

     4. ELECTION PROCEDURES/ALLOCATION. As set forth herein and in the proxy statement/prospectus, no more than 5,553 shares of Sylvester common stock shall be exchanged for stock and no more than 4,224 shares of Sylvester common stock shall be exchanged for cash. BECAUSE OF THE LIMITATIONS ON THE NUMBER OF SHARES OF SYLVESTER COMMON STOCK TO BE CONVERTED INTO THE RIGHT TO RECEIVE STOCK CONSIDERATION AND CASH CONSIDERATION UNDER THE ELECTION AND ALLOCATION PROCEDURES DESCRIBED HEREIN AND IN THE PROXY STATEMENT/PROSPECTUS, NO ASSURANCE CAN BE GIVEN THAT SYLVESTER SHAREHOLDERS WILL RECEIVE THE FORM OF MERGER CONSIDERATION THEY REQUESTED.

     5. NO FRACTIONAL INTERESTS. No certificate representing fractional shares of Southwest Georgia common stock will be issued. The Exchange Agent will remit cash without interest in lieu of fractional shares of Southwest Georgia. No Sylvester shareholder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

     6. DELIVERY OF FORM OF ELECTION/LETTER OF TRANSMITTAL. This Form of Election/Letter of Transmittal, properly completed should be delivered to the Exchange Agent at the address set forth on the cover letter of this Form of Election/Letter of Transmittal. The method of delivery of the certificates and all other required documents is at your election and risk. However, if such certificates are sent by mail, it is recommended that they be sent by registered mail, appropriately insured, with return receipt requested.

     7. INADEQUATE SPACE. If the space provided on this Form of Election/Letter of Transmittal is inadequate, the certificate numbers and the numbers of shares represented thereby should be listed on additional sheets and attached hereto.

     8. LOST CERTIFICATES. Shareholders who have lost of misplaced, or are otherwise unable to locate their certificates may nevertheless transmit their Sylvester shares by executing and delivering an Affidavit of Loss and Agreement of Indemnity in form and substance satisfactory to Southwest Georgia. Such documents may be obtained by writing to Southwest Georgia at the address set forth in the cover letter hereto or by contacting George Kirkland at (229) 873-3830.

     9. SIGNATURES, STOCK POWERS AND ENDORSEMENTS.

     (a) Except as otherwise set forth below, all signatures must correspond exactly with the name written on the face of the Sylvester common stock certificates without alteration, variation or any change whatsoever.

     (b) If the certificates surrendered are held of record by two or more joint owners, all such owners must sign this Form of Election/Letter of Transmittal.

     (c) For a name correction or for a change in name which does not involve a change in ownership, proceed as follows: For a change in name by marriage, etc., the Form of Election/Letter of Transmittal should be signed, e.g., "Mary Doe, now by marriage Mary Jones." For a correction in name, the form of Election/Letter of Transmittal should be signed, e.g., "James E. Brown, incorrectly inscribed as J. E. Brown"

     (d) If this Form of Election/Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity and such person is not the record holder of the accompanying certificates, he or she must indicate the capacity when signing and must submit proper evidence of his authority to act. See also Instruction 14.

     10. SPECIAL ISSUANCE AND PAYMENT AND DELIVERY INSTRUCTIONS. Indicate the name and address of the person to whom Stock Consideration and/or the check representing cash consideration or cash in lieu of fractional shares (if any) is to be issued and/or sent, if different from the name and/or address of the person signing this Form of Election/Letter of Transmittal.

     11. STOCK TRANSFER TAXES. In the event that any transfer or other taxes become payable by reason of the issuance of the merger consideration in any name other than that of the Sylvester shareholder, such transferee or assignee must pay such tax to the Exchange Agent or must establish to the satisfaction of the Exchange Agent that such tax has been paid.

     12. WITHHOLDING. Each surrendering Sylvester shareholder is required to provide the Exchange Agent with such holder's correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 and to certify whether such holder is subject to backup withholding. The TIN that must be provided is that of the Sylvester shareholder with respect to the certificates surrendered herewith or of the last transferee appearing on the transfers attached to or endorsed on such certificates (or, if a check is made payable to another person as provided in Box B of the Form of Election/Letter of Transmittal, "Special Issuance and Payment Instructions," then the TIN of such person). Failure to provide the information on the Substitute Form W-9 may subject the surrendering shareholder to 31% federal income tax withholding on payments made to such surrendering holder with respect to the shares and on future dividends paid by Southwest Georgia. If the Exchange Agent is not provided with a TIN, Southwest Georgia will withhold 31% of all cash payments (including cash consideration and/or cash in lieu of fractional shares (if any) to be issued pursuant to the merger) and dividends until a TIN is provided to the Exchange Agent.

     13. HOLDERS WHO ARE NOMINEES, TRUSTEES OR OTHER REPRESENTATIVES. If you are a Sylvester shareholder of record and hold such shares as a nominee, trustee or in another representative or fiduciary capacity, you may submit one or more Form of Election/Letter of Transmittal covering the aggregate number of shares of Sylvester common stock held by you for the beneficial owners for whom you are making an election. You must, however, certify that each Form of Election/Letter of Transmittal covers all of the shares of Sylvester common stock held by you for any single beneficial owner. You may be required to provide the Exchange Agent with such documents and/or additional certifications, if requested, in order to satisfy the Exchange Agent that you hold such shares of Sylvester common stock for a particular beneficial owner. If any shares of Sylvester common stock are not covered by an effective Form of Election/Letter of Transmittal, they will be deemed shares for which you made no election.

     14. MISCELLANEOUS. Neither Southwest Georgia nor the Exchange Agent is under any duty to give notification of defects in any Form of Election/Letter of Transmittal. Southwest Georgia and the Exchange Agent shall not incur any liability for failure to give such notification, and each of Southwest Georgia and the Exchange Agent has the absolute right to reject any and all Forms of Election not in proper form or to waive any irregularities in any Form of Election/Letter of Transmittal.

     15. INFORMATION AND ADDITIONAL COPIES. Information and additional copies of this Form of Election/Letter of Transmittal may be obtained by contacting George Kirkland of Southwest Georgia at (229) 873-3830.

                                                SUBSTITUTE FORM W-9
                                (See Instruction 12 and "Important Tax Information")
                               PAYER'S NAME: SOUTHWEST GEORGIA FINANCIAL CORPORATION

        Please provide your social security number or other taxpayer identification number on the following Substitute Form W-9 and certify therein that you are not subject to backup withholding
----------------------------- ------------------------------------------------ -----------------------------------
SUBSTITUTE                    Part 1 - PLEASE PROVIDE YOUR TAXPAYER            ___________________________________
FORM W-9                      IDENTIFICATION NUMBER (TIN) IN THE BOX AT RIGHT  SOCIAL SECURITY NUMBER OR EMPLOYER
                              AND CERTIFY BY SIGNING AND DATING BELOW.              IDENTIFICATION NUMBER(S)

Department of the Treasury Part 2 - CHECK THE BOX IF YOU ARE NOT SUBJECT TO
BACKUP WITHHOLDING BECAUSE (1) Internal Revenue Service YOU ARE EXEMPT FROM
BACKUP WITHHOLDING, (2) YOU HAVE NOT BEEN NOTIFIED THAT YOU
                              ARE SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF
                              FAILURE TO REPORT ALL INTEREST OR DIVIDENDS OR (3)
                              THE INTERNAL REVENUE SERVICE HAS NOTIFIED YOU THAT
                              YOU ARE NO LONGER SUBJECT TO BACKUP WITHHOLDING.

Payer's Request for           CERTIFICATION:  UNDER PENALTIES OF PERJURY, I
Taxpayer Identification       CERTIFY THAT THE INFORMATION PROVIDED ON THIS
Number ("TIN")                FORM IS TRUE, CORRECT AND COMPLETE.
                                                                                              Part 3

                              THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE
                              YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT
                              Awaiting TIN [ ] OTHER THAN THE CERTIFICATIONS
                              REQUIRED TO AVOID BACKUP WITHHOLDING.


                              Signature:___________________________________

                              Date:________________________________________
----------------------------- ------------------------------------------------ -----------------------------------


NOTE:     ANY FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50
          PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING
          OF 31% OF ANY CASH PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE
          REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER
          IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

                                    YOU MUST COMPLETE THE FOLLOWING CERTIFICATE
                            IF YOU CHECKED THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9

------------------------------------------------------------------------------------------------------------------
*CERTIFICATE OF AWAITING TAX IDENTIFICATION NUMBER


I CERTIFY UNDER PENALTIES OF PERJURY THAT A TAX IDENTIFICATION NUMBER HAS NOT
BEEN ISSUED TO ME, AND EITHER THAT (A) I HAVE MAILED OR DELIVERED AN APPLICATION
TO RECEIVE A TAX IDENTIFICATION NUMBER TO THE APPROPRIATE INTERNAL REVENUE
SERVICE CENTER OR SOCIAL SECURITY ADMINISTRATION OFFICE, OR (B) I INTEND TO MAIL
OR DELIVER AN APPLICATION IN THE NEAR FUTURE. I UNDERSTAND THAT IF I DO NOT
PROVIDE A TAX IDENTIFICATION NUMBER, 31% OF ALL REPORTABLE PAYMENTS MADE TO ME
WILL BE WITHHELD, UNTIL I PROVIDE SUCH NUMBER.



--------------------------------------------            --------------------------------------------
                SIGNATURE                                                  DATE
------------------------------------------------------------------------------------------------------------------

                            IMPORTANT TAX INFORMATION

     1. WITHHOLDING. Under federal income tax law, the Exchange Agent is required to file a report with the IRS disclosing any payments of cash being made to each holder of Certificates pursuant to the merger agreement and to impose 31% "backup withholding" if required. If the correct certifications on Substitute Form W-9 are not provided, a $50 penalty may be imposed by the IRS and payments made for Shares may be subject to backup withholding of 31%. Withholding is also required if the IRS notifies the recipient that such recipient is subject to backup withholding as a result of a failure to report interest and dividends.

     In order to avoid backup withholding of federal income tax resulting from a failure to provide a correct certification, a U.S. citizen or resident or other U.S. entity must, unless an exemption applies, provide the Exchange Agent with his or her correct TIN on the Substitute Form W-9 which is a part of this Form of Election/Letter of Transmittal. See Instruction 11. Such person must certify under penalties of perjury that such number is correct and not otherwise subject to backup withholding. The TIN that must be provided is that of the registered holder of the certificates or of the last transferee appearing on the transfers attached to or endorsed on the certificates (or, if a check is made payable to another person as provided in the box entitled "Special Issuance and Payment Instructions," then the TIN of such person). Foreign investors should consult their tax advisors regarding the need to complete IRS Form W-8 and any other forms that may be required.

     Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

     Please read "Guidelines for Certification of Taxpayer Identification Number
(TIN) on Substitute Form W-9," set forth below, for additional important information on how to complete the Substitute Form W-9.

     2. ELECTIONS. As set forth in the proxy statement/prospectus, the merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes. In general, a Sylvester shareholder will not recognize any gain or loss as a result of the receipt of Southwest Georgia common stock in exchange for Sylvester common stock, but will recognize gain, if any, with respect to any cash received. Under the merger agreement, a Sylvester shareholder may be required to receive some cash even if he elects to receive only Southwest Georgia common stock, or to receive some Southwest Georgia common stock even if he elects to receive only cash. You should carefully read the section under "DETAILS OF THE PROPOSED BANK MERGER -- Federal Income Tax Treatment of Bank Merger" in the proxy statement/prospectus furnished with this Form of Election/Letter of Transmittal for more information regarding tax consequences of various elections.

     3. REPORTING REQUIREMENTS. Income tax regulations require Sylvester shareholders to submit detailed information regarding the exchange of Sylvester common stock for the merger consideration with their federal income tax returns. In addition, if a Sylvester shareholder owns two or more "blocks" of Sylvester common stock, the determination of such shareholder's taxable gain and tax basis for shares of Southwest Georgia common stock may need to be computed separately for each such block. Each Sylvester shareholder should consult with his tax advisor about such matters and other tax consequences of the merger in light of his individual circumstances, including the application of any federal, state, local or foreign law.

     Guidelines for Determining the Proper Identification Number to Give the Payer. The table below will help determine the number to give the payor.

                   WHAT NAME AND NUMBER TO GIVE THE REQUESTER

======================================================== ========================================================
FOR THIS TYPE OF ACCOUNT:                                GIVE NAME AND SOCIAL SECURITY NUMBER OF:
======================================================== ========================================================
1.            Individual The individual

2.            Two or more individuals (joint account) The actual owner of the account or, if combined funds, the first individual on the account
              (1)

3.            Custodian account of a minor (Uniform Gift to The minor(2) Minors
              Act)

4.            a. The usual revocable savings trust The grantor-trustee(1)
              (grantor is also trustee)

         b. So-called trust account that is not a The actual owner(1) legal or valid trust under state law

5. Sole proprietorship The owner(3)

======================================================== ========================================================
FOR THIS TYPE OF ACCOUNT:                                GIVE NAME AND EMPLOYER IDENTIFICATION NUMBER:
======================================================== ========================================================
6. Sole proprietorship The owner(3) 7. A valid trust, estate, or pension trust
The legal entity(4) 8. Corporate The corporation 9. Association, club, religious, charitable, The organization
         educational, or other tax-exempt
         organization
10. Partnership The partnership 11. A broker or registered nominee The broker or nominee 12. Account with the Department of Agriculture in The public entity the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments
======================================================== ========================================================

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2)      Circle the minor's name and furnish the minor's social security number.
         (3) Show your individual name, but you may also enter your business name or
         "doing business as" name. You may use your social security number or employer identification number.
(4) List first and circle the name of the valid trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)
Note: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.